CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                          OF CORPORATE GENERAL PARTNER

            PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, James M. Seneff, Jr., the Chief Executive Officer of CNL Realty Corporation, the corporate general partner of CNL Income Fund XVIII, Ltd. (the "Partnership"), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Partnership's Quarterly Report on Form 10-Q for the period ending March 31, 2003 (the "Report"). The undersigned hereby certifies that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date:   May 9, 2003                           /s/ James M. Seneff, Jr.
                                              -------------------------------
                                              Name:  James M. Seneff, Jr.
                                              Title: Chief Executive Officer

                                              A signed  original of this written
                                              statement  required by Section 906
                                              has been  provided  to CNL  Income
                                              Fund  XVIII,   Ltd.  and  will  be
                                              retained by CNL Income Fund XVIII,
                                              Ltd.   and    furnished   to   the
                                              Securities and Exchange Commission
                                              or its staff upon request.